Exhibit 8(d)

                                    AMENDMENT
                                     TO THE
                 TRANSFER AGENCY, DIVIDEND DISBURSING AGENCY AND
                     SHAREHOLDER SERVICING AGENCY AGREEMENT

      WHEREAS, Financial Data Services, Inc. ("FDS") and Mercury International Value Fund, (formerly Mercury H&W International Value Fund), (the "Fund"), on behalf of itself and certain of its series, entered into a Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement, as amended (the "Agreement"); and

      WHEREAS, the parties hereto desire to amend the Agreement to reflect the renaming of the Fund; and

      WHEREAS, the parties hereto desire to amend the Agreement to reflect changes in compensation payable to FDS for certain services under the Agreement.

      NOW, THEREFORE, FDS and the Fund hereby amend the Agreement as follows:

      1. The parties agree that the Agreement shall be amended so that the term "Fund", as defined in the opening paragraph, shall mean: Mercury International Value Fund, (formerly Mercury H&W International Value Fund)

      2. The parties agree that the compensation payable in connection with certain accounts will be modified. Pursuant to Section 4 of the Agreement, the compensation payable to FDS on services for such accounts is set forth in the Amended and Restated Schedule of Fees attached to this Amendment, which shall become a part of the Agreement and shall be effective as of June 28, 2002.

      IN WITNESS HEREOF, the parties hereto have executed this Amendment as of this 28th day of June, 2002.

_____________________________________

By:      ____________________________

Name:    ____________________________

Title:   ____________________________

FINANCIAL DATA SERVICES, INC.

By:      ____________________________
         Sharon L. Hockersmith
         Vice President

                              AMENDED AND RESTATED
                                SCHEDULE OF FEES
                                  MERCURY FUNDS

Transfer Agency and Record-keeping Fees:

The Fund shall pay monthly the following transfer agency and record-keeping fees to FDS, unless otherwise noted:

--------------------------------------------------------------------------------
                                                   Annual Account Fee(6)
         Distribution Channel                  Class I, A        Class B & C
--------------------------------------------------------------------------------
Proprietary Retail(1)                              $16               $19
--------------------------------------------------------------------------------
Third Party(2)                                     $16               $19
--------------------------------------------------------------------------------
Direct Account                                     $20               $23
--------------------------------------------------------------------------------
MFA ERISA(3)                                      0.10%             0.10%
--------------------------------------------------------------------------------
RG Recordkept Plans(4)                             $16               $19
--------------------------------------------------------------------------------
ML Connect Network  Plans(5)                       $16               $19
--------------------------------------------------------------------------------

NOTES:

1. Shares are sold through Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), excluding MFA ERISA accounts. Certain MLPF&S fee-based program accounts are subject to separately negotiated transfer agency and record-keeping fees.

2.    Shares are sold through broker-dealers other than MLPF&S.

3. Shares held in the MLPF&S MFA (Mutual Fund Advisor) program or any other program requiring equalization under ERISA. Fees are calculated based on daily average assets.

4. Shares are sold to participants of a defined benefit or defined contribution plan (a "Plan") that is recordkept by Merrill Lynch.

5. Shares are sold to participants of a Plan for which a third-party administrator (currently BISYS, Paychex, Inc., Invesco Retirement, Inc., MFS and Oppenheimer Funds) is the record-keeper pursuant to certain agreements with Merrill Lynch.

6.    Fees apply to accounts that are active for any portion of a month.

Out-of-Pocket Expenses:

The Fund shall reimburse all out-of-pocket costs incurred by FDS in the performance of this Agreement, including but not limited to:

      o     Proxies, proxy solicitation and tabulation costs;

      o All forms and statements used by FDS in communicating with shareholders of the Fund or specially prepared for use in connection with its services hereunder;

      o     Postage;

      o Special mail processing expenses (including, but not limited to, postal presort, householding, exception extract, and duplicate elimination);

      o Envelopes, stationary, forms, blank checks, stock certificates and supplies;

      o     Record storage and retrieval;

      o     Telephone (local and long distance);

      o     Pre-authorized checks;

      o     Returned check fees/charges and other similar fees/charges;

      o Handling costs or similar supplemental charges imposed by any third-party vendor delivering goods and services related to the Agreement;

      o     Fed wire charges, excluding wires to/from Fund custody accounts; and

      o     Any other costs as mutually agreed by the parties

Estimated miscellaneous out-of-pocket expenses are paid monthly based on an annualized rate of $0.04 per account. This estimated expense rate may be increased or decreased periodically, as necessary, to more accurately reflect anticipated actual expenses. On a semi-annual basis, the actual miscellaneous out-of-pocket expenses incurred will be compared to the estimated out-of-pocket expense paid. The appropriate adjustment will be made by FDS Finance or MLIM Accounts Payable at that time.

Extraordinary Expenses:

The fees and expense reimbursements described above do not cover extraordinary services, including, but not limited to, administration of a merger or liquidation. Fees and expense reimbursements in connection with extraordinary services will be mutually agreed by the parties prior to the performance of such services.

                                    AMENDMENT
                                     TO THE
                 TRANSFER AGENCY, DIVIDEND DISBURSING AGENCY AND
                     SHAREHOLDER SERVICING AGENCY AGREEMENT

      WHEREAS, Financial Data Services, Inc. ("FDS") and Mercury Total Return Bond Fund, (the "Fund"), on behalf of itself and certain of its series, entered into a Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement, (the "Agreement"); and

      WHEREAS, the parties hereto desire to amend the Agreement to reflect changes in compensation payable to FDS for certain services under the Agreement.

      NOW, THEREFORE, FDS and the Fund hereby amend the Agreement as follows:

      The parties agree that the compensation payable in connection with certain 401(k) Plan accounts will be changed. Pursuant to Section 4 of the Agreement, the compensation payable to FDS on services for such accounts is set forth in the Amended and Restated Schedule of Fees attached to this Amendment, which shall become a part of the Agreement and shall be effective as of May 1, 2002.

      IN WITNESS HEREOF, the parties hereto have executed this Amendment as of this first day of May, 2002.

_____________________________________

By:      ____________________________

Name:    ____________________________

Title:   ____________________________

FINANCIAL DATA SERVICES, INC.

By:      ____________________________
         Sharon L. Hockersmith
         Vice President

                              AMENDED AND RESTATED
                                SCHEDULE OF FEES
                                  MERCURY FUNDS

Agency, Record-keeping and Transaction Fees:

The Fund shall pay the following agency and record-keeping fees to FDS on an annual basis per account, unless otherwise noted:

--------------------------------------------------------------------------------
                                                  Annual Account Fee(6)
      Distribution Channel                    Class I, A         Class B & C
--------------------------------------------------------------------------------
Proprietary Retail(1)                             $16                $19
--------------------------------------------------------------------------------
Third Party(2)                                    $16                $19
--------------------------------------------------------------------------------
Direct Account                                    $20                $23
--------------------------------------------------------------------------------
MFA ERISA(3)                                     0.10%              0.10%
--------------------------------------------------------------------------------
RG Recordkept Plans(4)                            $16                $19
--------------------------------------------------------------------------------
ML Connect Network Plans(5)                       $16                $19
--------------------------------------------------------------------------------

NOTES:

1. Shares are sold through Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), excluding MFA ERISA accounts. Certain MLPF&S fee-based program accounts are subject to separately negotiated transfer agency and record-keeping fees.

2.    Shares are sold through broker-dealers other than MLPF&S.

3. Shares are held through the MLPF&S MFA (Mutual Fund Advisor) program, or any other fee-based program, in accounts requiring equalization under ERISA. Fees are calculated based on average daily net assets.

4. Shares are sold to participants of a defined benefit or defined contribution plan (a "Plan") that is recordkept by Merrill Lynch.

5. Shares are sold to participants of a Plan for which a third-party administrator (currently BISYS, Paychex, Inc., Invesco Retirement, Inc., MFS and Oppenheimer Funds) is the record-keeper pursuant to certain agreements with Merrill Lynch.

6.    Fees apply to accounts that are active for any portion of a month.

Out-of-Pocket Expenses:

The Fund shall pay the following out-of-pocket costs incurred by FDS:

      o     Postage

      o     Envelopes/stationary

      o     Record storage and retrieval

      o     Telephone (local and long distance)

      o     Pre-authorized checks

      o     Returned check fees/charges and other similar fees/charges

      o     Handling costs (ADP or other similar vendor)

      o     Fed wire charges (excluding wires to/from Fund custody accounts)

      o     Forms

      o     Any other costs as agreed to in writing by the parties

Estimated miscellaneous out-of-pocket expenses are paid monthly based on an annualized rate of $0.03 per account. This estimated expense rate may be increased or decreased periodically, as necessary, to more accurately reflect anticipated actual expenses. On a semi-annual basis, the actual miscellaneous out-of-pocket expenses incurred will be compared to the estimated out-of-pocket expense paid. The appropriate adjustment will be made by FDS Finance or MLIM Accounts Payable at that time.

Extraordinary Expenses:

The fees and expense reimbursements described above do not cover extraordinary services, including, but not limited to, administration of a merger or liquidation. Fees and expense reimbursements in connection with extraordinary services will be mutually agreed by the parties prior to the performance of such services.

                                    AMENDMENT
                                     TO THE
                 TRANSFER AGENCY, DIVIDEND DISBURSING AGENCY AND
                     SHAREHOLDER SERVICING AGENCY AGREEMENT

      WHEREAS, Financial Data Services, Inc. ("FDS") and Mercury Low Duration Fund, (the "Fund"), on behalf of itself and certain of its series, entered into a Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement, (the "Agreement"); and

      WHEREAS, the parties hereto desire to amend the Agreement to reflect changes in compensation payable to FDS for certain services under the Agreement.

      NOW, THEREFORE, FDS and the Fund hereby amend the Agreement as follows:

      The parties agree that the compensation payable in connection with certain 401(k) Plan accounts will be changed. Pursuant to Section 4 of the Agreement, the compensation payable to FDS on services for such accounts is set forth in the Amended and Restated Schedule of Fees attached to this Amendment, which shall become a part of the Agreement and shall be effective as of May 1, 2002.

      IN WITNESS HEREOF, the parties hereto have executed this Amendment as of this first day of May, 2002.

_____________________________________

By:      ____________________________

Name:    ____________________________

Title:   ____________________________

FINANCIAL DATA SERVICES, INC.

By:      ____________________________
         Sharon L. Hockersmith
         Vice President

                              AMENDED AND RESTATED
                                SCHEDULE OF FEES
                                  MERCURY FUNDS

Agency, Record-keeping and Transaction Fees:

The Fund shall pay the following agency and record-keeping fees to FDS on an annual basis per account, unless otherwise noted:

--------------------------------------------------------------------------------
                                                      Annual Account Fee(6)
       Distribution Channel                      Class I, A         Class B & C
--------------------------------------------------------------------------------
Proprietary Retail(1)                               $16                $19
--------------------------------------------------------------------------------
Third Party(2)                                      $16                $19
--------------------------------------------------------------------------------
Direct Account                                      $20                $23
--------------------------------------------------------------------------------
MFA ERISA(3)                                       0.10%              0.10%
--------------------------------------------------------------------------------
RG Recordkept Plans(4)                              $16                $19
--------------------------------------------------------------------------------
ML Connect Network Plans(5)                         $16                $19
--------------------------------------------------------------------------------

NOTES:

1. Shares are sold through Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), excluding MFA ERISA accounts. Certain MLPF&S fee-based program accounts are subject to separately negotiated transfer agency and record-keeping fees.

2.    Shares are sold through broker-dealers other than MLPF&S.

3. Shares are held through the MLPF&S MFA (Mutual Fund Advisor) program, or any other fee-based program, in accounts requiring equalization under ERISA. Fees are calculated based on average daily net assets.

4. Shares are sold to participants of a defined benefit or defined contribution plan (a "Plan") that is recordkept by Merrill Lynch.

5. Shares are sold to participants of a Plan for which a third-party administrator (currently BISYS, Paychex, Inc., Invesco Retirement, Inc., MFS and Oppenheimer Funds) is the record-keeper pursuant to certain agreements with Merrill Lynch.

6.    Fees apply to accounts that are active for any portion of a month.

Out-of-Pocket Expenses:

The Fund shall pay the following out-of-pocket costs incurred by FDS:

      o     Postage

      o     Envelopes/stationary

      o     Record storage and retrieval

      o     Telephone (local and long distance)

      o     Pre-authorized checks

      o     Returned check fees/charges and other similar fees/charges

      o     Handling costs (ADP or other similar vendor)

      o     Fed wire charges (excluding wires to/from Fund custody accounts)

      o     Forms

      o     Any other costs as agreed to in writing by the parties

Estimated miscellaneous out-of-pocket expenses are paid monthly based on an annualized rate of $0.03 per account. This estimated expense rate may be increased or decreased periodically, as necessary, to more accurately reflect anticipated actual expenses. On a semi-annual basis, the actual miscellaneous out-of-pocket expenses incurred will be compared to the estimated out-of-pocket expense paid. The appropriate adjustment will be made by FDS Finance or MLIM Accounts Payable at that time.

Extraordinary Expenses:

The fees and expense reimbursements described above do not cover extraordinary services, including, but not limited to, administration of a merger or liquidation. Fees and expense reimbursements in connection with extraordinary services will be mutually agreed by the parties prior to the performance of such services.

                                    AMENDMENT
                                     TO THE
                 TRANSFER AGENCY, DIVIDEND DISBURSING AGENCY AND
                     SHAREHOLDER SERVICING AGENCY AGREEMENT

      WHEREAS, Financial Data Services, Inc. ("FDS") and Merrill Lynch Total Return Bond Fund, (the "Fund"), on behalf of itself and certain of its series, entered into a Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement, (the "Agreement"); and

      WHEREAS, the parties hereto desire to amend the Agreement to reflect changes in compensation payable to FDS for certain services under the Agreement.

      NOW, THEREFORE, FDS and the Fund hereby amend the Agreement as follows:

      The parties agree that the compensation payable in connection with certain 401(k) Plan accounts will be changed. Pursuant to Section 4 of the Agreement, the compensation payable to FDS on services for such accounts is set forth in the Amended and Restated Schedule of Fees attached to this Amendment, which shall become a part of the Agreement and shall be effective as of May 1, 2002.

      IN WITNESS HEREOF, the parties hereto have executed this Amendment as of this first day of May, 2002.

_____________________________________

By:      ____________________________

Name:    ____________________________

Title:   ____________________________

FINANCIAL DATA SERVICES, INC.

By:      ____________________________
         Sharon L. Hockersmith
         Vice President

                              AMENDED AND RESTATED
                                SCHEDULE OF FEES
                           MERRILL LYNCH MUTUAL FUNDS

Transfer Agency and Record-keeping Fees:

The Fund shall pay monthly the following transfer agency and record-keeping fees to FDS, unless otherwise noted:

--------------------------------------------------------------------------------
                                                        Annual Account Fee(6)
        Distribution Channel                         Class A & D    Class B & C
--------------------------------------------------------------------------------
Proprietary Retail(1)                                    $16            $19
--------------------------------------------------------------------------------
Third Party(2)                                           $16            $19
--------------------------------------------------------------------------------
Direct Account                                           $20            $23
--------------------------------------------------------------------------------
MFA ERISA(3)                                            0.10%          0.10%
--------------------------------------------------------------------------------
RG Recordkept Plans(4)                                   $16            $19
--------------------------------------------------------------------------------
ML Connect Network Plans(5)                              $16            $19
--------------------------------------------------------------------------------

NOTES:

1. Shares are sold through Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), excluding MFA ERISA accounts. Certain MLPF&S fee-based program accounts are subject to separately negotiated transfer agency and record-keeping fees.

2.    Shares are sold through broker-dealers other than MLPF&S.

3. Shares are held through the MLPF&S MFA (Mutual Fund Advisor) program, or any other fee-based program, in accounts requiring equalization under ERISA. Fees are calculated based on average daily net assets.

4. Shares are sold to participants of a defined benefit or defined contribution plan (a "Plan") that is recordkept by Merrill Lynch.

5. Shares are sold to participants of a Plan for which a third-party administrator (currently BISYS, Paychex, Inc., Invesco Retirement, Inc., MFS and Oppenheimer Funds) is the record-keeper pursuant to certain agreements with Merrill Lynch.

6.    Fees apply to accounts that are active for any portion of a month.

Out-of-Pocket Expenses:

The Fund shall pay the following out-of-pocket costs incurred by FDS:

      o     Postage

      o Special Mail processing expenses, including, but not limited to, postal presort, householding, exception extract, and duplicate elimination)

      o     Envelopes/stationary

      o     Record storage and retrieval

      o     Telephone (local and long distance)

      o     Pre-authorized checks

      o     Returned check fees/charges and other similar fees/charges

      o Handling costs or similar supplemental charges imposed by ADP or other vendor delivering goods and services related to the Agreement

      o     Fed wire charges, excluding wires to/from Fund custody accounts

      o     Forms

      o     Any other costs as mutually agreed by the parties

Estimated miscellaneous out-of-pocket expenses are paid monthly based on an annualized rate of $0.04 per account. This estimated expense rate may be increased or decreased periodically, as necessary, to more accurately reflect anticipated actual expenses. On a semi-annual basis, the actual miscellaneous out-of-pocket expenses incurred will be compared to the estimated out-of-pocket expense paid. The appropriate adjustment will be made by FDS Finance or MLIM Accounts Payable at that time.

Extraordinary Expenses:

The fees and expense reimbursements described above do not cover extraordinary services, including, but not limited to, administration of a reorganization or liquidation of the Fund, remedial actions necessitated by errors or omissions of the Fund or any of its agents, or conversion of the Fund to another transfer agent. Fees and expense reimbursements, in connection with extraordinary services, will be mutually agreed by the parties prior to the performance of such services.

                                    AMENDMENT
                                     TO THE
                 TRANSFER AGENCY, DIVIDEND DISBURSING AGENCY AND
                     SHAREHOLDER SERVICING AGENCY AGREEMENT

      WHEREAS, Financial Data Services, Inc. ("FDS") and Merrill Lynch Low Duration Fund, (the "Fund"), on behalf of itself and certain of its series, entered into a Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement, (the "Agreement"); and

      WHEREAS, the parties hereto desire to amend the Agreement to reflect changes in compensation payable to FDS for certain services under the Agreement.

      NOW, THEREFORE, FDS and the Fund hereby amend the Agreement as follows:

      The parties agree that the compensation payable in connection with certain 401(k) Plan accounts will be changed. Pursuant to Section 4 of the Agreement, the compensation payable to FDS on services for such accounts is set forth in the Amended and Restated Schedule of Fees attached to this Amendment, which shall become a part of the Agreement and shall be effective as of May 1, 2002.

      IN WITNESS HEREOF, the parties hereto have executed this Amendment as of this first day of May, 2002.

_____________________________________

By:      ____________________________

Name:    ____________________________

Title:   ____________________________

FINANCIAL DATA SERVICES, INC.

By:      ____________________________
         Sharon L. Hockersmith
         Vice President

                              AMENDED AND RESTATED
                                SCHEDULE OF FEES
                           MERRILL LYNCH MUTUAL FUNDS

Transfer Agency and Record-keeping Fees:

The Fund shall pay monthly the following transfer agency and record-keeping fees to FDS, unless otherwise noted:

--------------------------------------------------------------------------------
                                                       Annual Account Fee(6)
      Distribution Channel                          Class A & D    Class B & C
--------------------------------------------------------------------------------
Proprietary Retail(1)                                   $16            $19
--------------------------------------------------------------------------------
Third Party(2)                                          $16            $19
--------------------------------------------------------------------------------
Direct Account                                          $20            $23
--------------------------------------------------------------------------------
MFA ERISA(3)                                           0.10%          0.10%
--------------------------------------------------------------------------------
RG Recordkept Plans(4)                                  $16            $19
--------------------------------------------------------------------------------
ML Connect Network Plans(5)                             $16            $19
--------------------------------------------------------------------------------

NOTES:

1. Shares are sold through Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), excluding MFA ERISA accounts. Certain MLPF&S fee-based program accounts are subject to separately negotiated transfer agency and record-keeping fees.

2.    Shares are sold through broker-dealers other than MLPF&S.

3. Shares are held through the MLPF&S MFA (Mutual Fund Advisor) program, or any other fee-based program, in accounts requiring equalization under ERISA. Fees are calculated based on average daily net assets.

4. Shares are sold to participants of a defined benefit or defined contribution plan (a "Plan") that is recordkept by Merrill Lynch.

5. Shares are sold to participants of a Plan for which a third-party administrator (currently BISYS, Paychex, Inc., Invesco Retirement, Inc., MFS and Oppenheimer Funds) is the record-keeper pursuant to certain agreements with Merrill Lynch.

6.    Fees apply to accounts that are active for any portion of a month.

Out-of-Pocket Expenses:

The Fund shall pay the following out-of-pocket costs incurred by FDS:

      o     Postage

      o Special Mail processing expenses, including, but not limited to, postal presort, householding, exception extract, and duplicate elimination)

      o     Envelopes/stationary

      o     Record storage and retrieval

      o     Telephone (local and long distance)

      o     Pre-authorized checks

      o     Returned check fees/charges and other similar fees/charges

      o Handling costs or similar supplemental charges imposed by ADP or other vendor delivering goods and services related to the Agreement

      o     Fed wire charges, excluding wires to/from Fund custody accounts

      o     Forms

      o     Any other costs as mutually agreed by the parties

Estimated miscellaneous out-of-pocket expenses are paid monthly based on an annualized rate of $0.04 per account. This estimated expense rate may be increased or decreased periodically, as necessary, to more accurately reflect anticipated actual expenses. On a semi-annual basis, the actual miscellaneous out-of-pocket expenses incurred will be compared to the estimated out-of-pocket expense paid. The appropriate adjustment will be made by FDS Finance or MLIM Accounts Payable at that time.

Extraordinary Expenses:

The fees and expense reimbursements described above do not cover extraordinary services, including, but not limited to, administration of a reorganization or liquidation of the Fund, remedial actions necessitated by errors or omissions of the Fund or any of its agents, or conversion of the Fund to another transfer agent. Fees and expense reimbursements, in connection with extraordinary services, will be mutually agreed by the parties prior to the performance of such services.


                                        3